Exhibit 10.8

PATENT ASSIGNMENT AGREEMENT

THIS PATENT ASSIGNMENT AGREEMENT (this “Agreement”) is dated as of April 1 , 2022 (“Effective Date”), and is made by and between HESP LLC, a Delaware limited liability company (“Assignor”), and Cadrenal Therapeutics Inc., a Delaware corporation (“Assignee”). Each of Assignor and Assignee may be referenced herein as a “Party,” and collectively, the “Parties.”

W I T N E S S E T H :

WHEREAS, pursuant to that certain Asset Purchase Agreement between Assignor and Assignee dated on or about the date hereof (the “Purchase Agreement”), Assignor has agreed to (and cause its applicable Affiliates to) sell, convey, assign and transfer to Assignee, at the Closing, the Purchased Assets, including the patents listed on Schedule A hereto (the “Assigned Patents”); and

WHEREAS, as a condition to the Closing, the Parties agreed to enter into this Agreement pursuant to which Assignor shall assign to Assignee all of Assignor’s right, title and interest in, to and under the Assigned Patents, as the case may be.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1. Defined Terms; Interpretation. Capitalized terms used but not defined herein shall have the meanings given to them in the Purchase Agreement.

2. Assignment of Rights in Assigned Patents. Effective upon the Effective Date, Assignor hereby sells, conveys, assigns and transfers to Assignee, and Assignee hereby accepts, all of Assignor’s right, title and interest in, to and under (a) the Assigned Patents, (b) all applications and registrations for the Assigned Patents, together with all non-provisionals, reissuances, continuations, continuations-in-part, divisionals, revisions, extensions and reexaminations with respect thereto, and any other applications and patents claiming priority thereto, both in the United States and other jurisdictions, and (c) any and all rights, benefits, privileges and proceeds under the Assigned Patents throughout the world, including (i) any claim by Assignor against third parties for past, present or future infringement of the Assigned Patents, and the right to sue for and collect the same for Assignee’s own use and enjoyment, all to be held and enjoyed by Assignee, its successors and assigns, as fully and entirely as the same would have been held and enjoyed by Assignor had the assignment not been made, (ii) the exclusive right to apply for, maintain and claim priority from all registrations, renewals or extensions thereof, (iii) the exclusive right to grant licenses or other interests therein, (iv) the right to claim priority in all countries in accordance with international law, (v) the right to collect royalties and proceeds in connection with any of the foregoing and (vi) to apply for, prosecute, and seek patents throughout the world in respect of any inventions to the extent fully supported by the Assigned Patents.

3. Recording. Assignor hereby requests the Commissioner of Patents and Trademarks and the corresponding entities or agencies in any other applicable countries to record Assignee as the assignee and owner of the Assigned Patents, including any continuations, divisionals, continuations-in-part, registrations, reissues, reexaminations or extensions thereof, and to issue any and all letters patent thereon to Assignee, as assignee of the entire right, title and interest in, to and under the same, for the sole use and enjoyment of Assignee, its successors, assigns or other legal representatives.

4. Assistance. Assignor shall not execute any writing or do any act whatsoever conflicting with the terms and conditions of this Agreement. Furthermore, Assignor will, upon reasonable request, without further or additional consideration, but at the expense of Assignee, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such additional instruments, notices, releases, certificates, powers of attorney, assurances, bills of sale and other documents and do such further acts, assignments, transfers and other things, in each case, as reasonably necessary to transfer to Assignee the Assigned Patents, to vest and confirm in Assignee the legal title to the Assigned Patents, and to perfect Assignee’s enjoyment of this grant.

5. Miscellaneous. This Agreement is executed and delivered pursuant to, is in accordance with, and is subject to, all of the representations, warranties, covenants and indemnities set forth in the Purchase Agreement, all of which shall survive the consummation of the transactions contemplated hereby on the basis and to the extent set forth in the Purchase Agreement. Nothing contained in this Agreement shall in any way supersede, modify, replace, amend, change, rescind, waive, exceed, expand, enlarge or in any way affect the provisions set forth in the Purchase Agreement nor shall this Agreement reduce, expand or enlarge any remedies under the Purchase Agreement. In the event that any provision of this Agreement shall be construed to conflict with a provision in the Purchase Agreement, the terms of the Purchase Agreement shall control. This Agreement may be executed in any number of counterparts (including by facsimile or electronic transmission in .pdf, .tiff or any similar format), each of which shall be an original, but all of such counterparts together constitute one and the same instrument, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns. This Agreement shall be governed in all respects, including validity, interpretation, construction, performance and effect, by the internal laws of the State of Delaware, without regard to its conflict of laws principles that would result in the application of the law of any other state or jurisdiction. This Agreement may not be waived or amended except by an instrument in writing signed on behalf of each of the Parties hereto.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has executed this Patent Assignment Agreement as of the date first set forth above.

ASSIGNOR:

HESP LLC
By:	Horizon Technology Finance Corporation,
its sole member

By:
Name:
Title:	President

IN WITNESS WHEREOF, the Assignee has executed this Patent Assignment Agreement as of the date first set forth above.

ASSIGNEE:

CADRENAL THERAPEUTICS INC.

By:	/s/ Quang Pham
Name:	Quang Pham
Title:	Chief Executive Officer

Schedule A

Assigned Patents

For the avoidance of doubt, the Assigned Patents includes (i) any substitutions, extensions, additions, reissues, reexaminations, renewals, divisions, continuations, continuations-in-part, or supplementary protection certificates, or patents or pending patent applications claiming priority, to the following patents, and (ii) all foreign counterparts of any of the following patents or those listed in clause (i).

Country	Application #	Owner	Application Date
U.S.A.	62/323,904	Espero Pharmaceuticals, Inc.	04/18/2016
U.S.A.	PCT/US2017/027887	Espero Pharmaceuticals, Inc.	04/17/2017
U.S.A.	15/131,446	Espero Pharmaceuticals, Inc.	04/18/2016
U.S.A.	PCT/US2017/027883	Espero Pharmaceuticals, Inc.	04/18/2017
U.S.A.	15/131,478	Espero Pharmaceuticals, Inc.	04/18/2016
U.S.A.	PCT/US2017/027886	Espero Pharmaceuticals, Inc.	04/17/2017
Country	Registration #	Owner	Registration Date
Tecarfarin
U.S.A.	7666902	Espero BioPharma, Inc.	02/23/2010
U.S.A.	7145020	Espero BioPharma, Inc.	12/05/2006
Country	Application #	Owner	Application Date
U.S.A.	7932405	Espero BioPharma, Inc.	04/26/2011
U.S.A.	7253208	Espero BioPharma, Inc.	08/07/2007
U.S.A.	7285671	Espero BioPharma, Inc.	10/23/2007
Australia	2005233614	Espero BioPharma, Inc.	7/12/2012
Austria	1735296	Espero BioPharma, Inc.	12/9/2009
Belgium	1735296	Espero BioPharma, Inc.	12/9/2009
Belgium	2161261	Espero BioPharma, Inc.	8/28/2013
Brazil	PI0508392-3	Espero BioPharma, Inc.
Canada	2559568	Espero BioPharma, Inc.	5/28/2013
China	200580012074.6	Espero BioPharma, Inc.	6/1/2011
Cyprus	1735296	Espero BioPharma, Inc.	12/9/2009
Denmark	1735296	Espero BioPharma, Inc.	12/9/2009
Denmark	2161261	Espero BioPharma, Inc.	8/28/2013

A-1

Country	Application #	Owner	Application Date
Europe	05733799.0	Espero BioPharma, Inc.	12/9/2009
Europe	09175606.4	Espero BioPharma, Inc.	8/28/2013
Finland	1735296	Espero BioPharma, Inc.	12/9/2009
Finland	2161261	Espero BioPharma, Inc.	8/28/2013
France	1735296	Espero BioPharma, Inc.	12/9/2009
France	2161261	Espero BioPharma, Inc.	8/28/2013
Germany	602005018181.4	Espero BioPharma, Inc.	12/9/2009
Germany	602005041073.2	Espero BioPharma, Inc.	8/28/2013
Great Britain	1735296	Espero BioPharma, Inc.	12/9/2009
Great Britain	2161261	Espero BioPharma, Inc.	8/28/2013
Greece	3071104	Espero BioPharma, Inc.	12/9/2009
Hong Kong	1105200	Espero BioPharma, Inc.	3/9/2012
Hong Kong	1138265	Espero BioPharma, Inc.	5/23/2014
India	250594	Espero BioPharma, Inc.	1/11/2012
Ireland	1735296	Espero BioPharma, Inc.	12/9/2009
Ireland	2161261	Espero BioPharma, Inc.	8/28/2013
Israel	178122	Espero BioPharma, Inc.	5/4/2013
Israel	DIVOF178122	Espero BioPharma, Inc.
Italy	502010901815570	Espero BioPharma, Inc.	12/9/2009
Italy	502013902212109	Espero BioPharma, Inc.	8/28/2013
Japan	5036532	Espero BioPharma, Inc.	7/13/2012
Luxembourg	1735296	Espero BioPharma, Inc.	12/9/2009
Luxembourg	2161261	Espero BioPharma, Inc.	8/28/2013
Mexico	274321	Espero BioPharma, Inc.	5/3/2010
Monaco	1735296	Espero BioPharma, Inc.	12/9/2009
Monaco	2161261	Espero BioPharma, Inc.	8/28/2013
Netherlands	1735296	Espero BioPharma, Inc.	12/9/2009
Netherlands	2161261	Espero BioPharma, Inc.	8/28/2013
Norway	338837	Espero BioPharma, Inc.	10/24/2016
Philippines	1-2006-501866	Espero BioPharma, Inc.	11/19/2010
Portugal	1735296	Espero BioPharma, Inc.	12/9/2009
Russia	2335501	Espero BioPharma, Inc.	10/10/2008
Russia	2006/07667	Espero BioPharma, Inc.	10/10/2013
South Africa	2006/07667	Espero BioPharma, Inc.	11/28/2007
South Korea	1203124	Espero BioPharma, Inc.	11/14/2012
Spain	05733799.0	Espero BioPharma, Inc.	12/9/2009
Spain	09175606.4	Espero BioPharma, Inc.	8/28/2013
Sweden	05733799.0	Espero BioPharma, Inc.	12/9/2009
Sweden	09175606.4	Espero BioPharma, Inc.	8/28/2013
Switzerland	1735296	Espero BioPharma, Inc.	12/9/2009
Switzerland	2161261	Espero BioPharma, Inc.	8/28/2013

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